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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference, in the Registration Statement (Form S-8 No. 333-119803), pertaining to the New York & Company, Inc. and subsidiaries Amended and Restated 2002 Stock Option Plan and the 2006 Long-Term Incentive Plan, of our reports dated March 18, 2009, with respect to the consolidated financial statements and schedule of New York & Company, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of New York & Company, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended January 31, 2009.

/s/ ERNST & YOUNG LLP

New York, New York
April 6, 2009

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm